FORREST A. GARB & ASSOCIATES, INC.
                       INTERNATIONAL PETROLEUM CONSULTANTS

                     5310 HARVEST HILL ROAD, SUITE 160 - LB
                         152 DALLAS, TEXAS 75230 - 5805


                                  April 6, 1999


                                CONSENT OF EXPERT

Ms. Debra D. Valice
Seitel, Inc.
50 Briar Hollow Lane
7th Floor West
Houston, TX 77027

Dear Ms. Valice:

Forrest A. Garb & Associates, Inc., petroleum consultants, hereby consent to the incorporation by reference in any registration statement or other document filed with the Securities and Exchange Commission by Seitel, Inc., our January 1, 1999 reserve report published February 1, 1999, and to all references to our firm included therein.

                                          Forrest A. Garb & Associates, Inc.

                                          By:/s/ Forrest A. Garb
                                             -----------------------------------
                                          Name: FORREST A. GARB
                                               ---------------------------------
                                          Title: CHAIRMAN OF THE BOARD
                                                --------------------------------
                                          Dallas, Texas


                                          April 6, 1999